Exhibit 16.1

HJ & Associates, LLC [letterhead]

August 26, 2008

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, DC 20549

Ladies and Gentlemen:

We have read the statements of PCS Edventures!.Com, Inc. pertaining to our firm included under Item 4.01 of Form 8-K dated August 25, 2008, and agree with such statements as they pertain to our firm.

Sincerely,

/s/HJ & Associates, LLC

HJ & Associates, LLC